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                                                                   EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statements of Zapata Corporation of Form S-3 (File 33-68034) and on Form S-8s (File Nos. 33-19085 and 33-45251) of our reports, dated March 20, 1997, on our audits of (a) the consolidated financial statements and financial statement schedules of Envirodyne Industries, Inc. and subsidiaries as of December 26, 1996 and December 28, 1995 and for the period December 29, 1995 to December 26, 1996, December 30, 1994 to December 28, 1995, and January 1 to December 29, 1994 and (b) the consolidated financial statements and financial statement schedules of Viskase Holding Corporation and subsidiaries as of December 26, 1996 and December 28, 1995 and for the period December 29, 1995 to December 26, 1996, December 30, 1994 to December 28, 1995 and January 1 to December 29, 1994, which reports are included in this Form 10-K/A.

                                                        Coopers & Lybrand L.L.P.

Chicago, Illinois
April 17, 1997